As Filed with the Securities and Exchange Commission on September 28, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BOYD GAMING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Nevada	88-0242733
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3883 Howard Hughes Parkway, Ninth Floor

Las Vegas, Nevada 89169

(Address of Principal Executive Offices, Including Zip Code)

Boyd Gaming Corporation 2012 Stock Incentive Plan

(Full Title of Plan)

Josh Hirsberg

Senior Vice President, Chief Financial Officer and Treasurer

Boyd Gaming Corporation

3883 Howard Hughes Parkway, Ninth Floor

Las Vegas, Nevada 89169

(Name and Address of Agent For Service)

(702) 792-7200

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Brandon C. Parris, Esq.

Michael T. Frank, Esq.

Morrison & Foerster LLP

425 Market Street

San Francisco, California 94105

(415) 268-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(3)(4)	Proposed maximum aggregate offering price(3)(4)	Amount of registration fee
Common Stock, $.01 par value per share	4,000,000 shares(2)	$6.77	$27,080,000	$3,103.37

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares that may be offered or issued as part of any stock split, stock dividend or similar transaction as provided in the above-referenced plan.
(2)	This total represents the increase in the maximum number of shares authorized for issuance over the term of the Registrant’s 2012 Stock Incentive Plan (previously known as the Boyd Gaming Corporation 2002 Stock Incentive Plan) from 17,000,000 shares, which were previously registered under the Registrant’s 2002 Stock Incentive Plan, to 21,000,000.
(3)	The proposed maximum offering price per share and proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee.
(4)	Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low price per share as reported on the New York Stock Exchange on September 26, 2012 (a date that is within five days of the filing of this Registration Statement).

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Boyd Gaming Corporation (referred to herein as the “Registrant,” “we,” “our,” or “us”) and relates to 4,000,000 shares of our common stock, par value $.01 per share (the “Common Stock”), issuable to our eligible directors, employees and consultants under the Boyd Gaming Corporation 2012 Stock Incentive Plan (the “Plan”). The Plan is an amendment, restatement and continuation of the Registrant’s 2002 Stock Incentive Plan, which expired in 2012, but continues to govern prior awards until all awards granted under the Registrant’s 2002 Stock Incentive Plan have been exercised, forfeited, canceled, expired or otherwise termination in accordance with the terms of such grants.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information

The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplement pursuant to Rule 424.

Item 2.	Registration Information and Employee Plan Annual Information

The reports referenced in Item 3 of Part II of this registration statement are available without charge, upon written or oral request. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. In addition, all other documents required to be delivered to employees pursuant to Rule 428(b) are available without charge, upon written or oral request. Requests for such copies should be directed to our Corporate Secretary at:

Boyd Gaming Corporation

3883 Howard Hughes Parkway, Ninth Floor

Las Vegas, Nevada 89169

(702) 792-7200

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference herein:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, which includes audited financial statements for the Registrant’s latest fiscal year, filed with the Commission on March 7, 2012, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, filed with the Commission on May 4, 2012 and June 30, 2012, filed with the Commission on August 6, 2012.

(c)	the Registrant’s Current Reports on Form 8-K, filed with the Commission on August 21, 2012, June 13, 2012, June 6, 2012, May 31, 2012, May 24, 2012, May 22, 2012 and May 17, 2012.

(d)	All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the audited financial statements described in (a) above.

(e)	The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A, declared effective by the Commission on October 15, 1993, including any amendment or report filed for the purposes of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Under Sections 78.751 and 78.752 of the Nevada Revised Statutes, the Registrant has broad powers to indemnify and insure its directors and officers against liabilities that may incur in their capacities as such.

Article IX of the Registrant’s amended and restated articles of incorporation and Article 10 of the Registrant’s amended and restated bylaws provide for indemnification of the Registrant’s directors, officers, employees and other agents to the maximum extent permitted by law. The Registrant also has entered into indemnification agreements with its executive officers and directors and provides indemnity insurance pursuant to which directors and officers are indemnified or insured against liability or loss under certain circumstances which may include liability or related loss under the Securities Act and the Exchange Act.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

4.1	Form of Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.6 of the Registrant’s Automatic Shelf Registration Statement on Form S-3 filed with the Commission on December 16, 2005).

4.2	Boyd Gaming Corporation 2012 Stock Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 2, 2012).

5.1	Opinion of McDonald Carano Wilson LLP.

23.1	Consent of McDonald Carano Wilson LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

23.3	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (included in Signature Page).

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on September 28, 2012.

BOYD GAMING CORPORATION

By:	/s/ Josh Hirsberg
Josh Hirsberg
Senior Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Josh Hirsberg and Ellie Bowdish, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William S. Boyd William S. Boyd	Executive Chairman of the Board of Directors	September 28, 2012

/s/ Marianne Boyd Johnson Marianne Boyd Johnson	Vice Chairman of the Board of Directors, Executive Vice President and Director	September 28, 2012

/s/ Keith E. Smith Keith E. Smith	President, Chief Executive Officer and Director (Principal Executive Officer)	September 28, 2012

/s/ William R. Boyd William R. Boyd	Vice President and Director	September 28, 2012

/s/ Robert L. Boughner Robert L. Boughner	Executive Vice President and Chief Business Development Officer and Director	September 28, 2012

/s/ Christine J. Spadafor Christine J. Spadafor	Director	September 28, 2012

/s/ Richard Flaherty Richard Flaherty	Director	September 28, 2012

/s/ Maj. Gen. Billy G. McCoy, Ret. USAF Maj. Gen. Billy G. McCoy, Ret. USAF	Director	September 28, 2012

/s/ Veronica J. Wilson Veronica J. Wilson	Director	September 28, 2012

/s/ Peter M. Thomas Peter M. Thomas	Director	September 28, 2012

/s/ Thomas V. Girardi Thomas V. Girardi	Director	September 28, 2012

/s/ Frederick J. Schwab Frederick J. Schwab	Director	September 28, 2012

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.6 of the Registrant’s Automatic Shelf Registration Statement on Form S-3 filed with the Commission on December 16, 2005).

4.2	Boyd Gaming Corporation 2012 Stock Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 1A, filed with the Commission on April 2, 2012).

5.1	Opinion of McDonald Carano Wilson LLP.

23.1	Consent of McDonald Carano Wilson LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

23.3	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (included in Signature Page).